EX-99.77Q1 OTHER EXHIBITS

Exhibit 77(Q1) - Addendum to Question 7C

Question 7.c
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 99 consecutive series or portfolios permitted by the form.

          Is this the
Series                                                            last filing
Number Series Name                                  for this series?
                                                                   (Y or N)
112  Scharf Global Opportunity Fund                                           N
113  Shenkman Floating Rate High Income Fund                        N
114  Poplar Forest Cornerstone Fund                                            N
115  Poplar Forest Outliers Fund                                                  N
117                       Scharf Alpha Opportunity Fund                                            N

Please refer to the semi-annual report to shareholders dated March 31, 2016 to be filed on Form N-CSR for additional information concerning each Fund.